UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2014

LCA-VISION INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27610 (Commission File Number)	11-2882328 (IRS Employer Identification No.)

7840 Montgomery Road, Cincinnati, Ohio (Address of Principal Executive Offices)	45236 (Zip Code)

Registrant’s telephone number, including area code: (513) 792-9292

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

This Current Report on Form 8-K is being filed in connection with certain litigation described in detail below, related to, among other things, the Agreement and Plan of Merger dated as of February 13, 2014 among LCA-Vision Inc. (“LCA” or the “Company”), PhotoMedex, Inc. (“PMI”), and Gatorade Acquisition Corp., a wholly owned subsidiary of PMI (the “Merger Agreement”), pursuant to which PMI agreed to acquire all outstanding shares of LCA common stock for $5.37 per share (the “Merger”) on the terms described in the Merger Agreement.

In this Current Report on Form 8-K, the Company is providing additional disclosures to supplement those contained in the Definitive Proxy Statement mailed on or about March 28, 2014 to the Company’s stockholders of record as of the close of business on March 20, 2014 (the “Proxy Statement”) in connection with the solicitation of proxies for use at the special meeting of stockholders to be held at the Queen City Club, 331 East Fourth Street, Cincinnati, Ohio on May 7, 2014, at 9 a.m., Eastern Time. The purpose of the special meeting is to (i) consider and vote on a proposal to adopt the Merger Agreement, pursuant to which PMI will acquire LCA, and LCA stockholders will be entitled to receive $5.37 in cash, without interest and less any applicable withholding taxes, for each share of common stock, par value of $0.001 per share, of LCA that they own immediately prior to the effective time of the Merger; (ii) consider and vote on an advisory, non-binding proposal regarding the compensation that may be payable to LCA’s named executive officers that is based on or otherwise relates to the Merger; and (iii) consider and vote on a proposal to approve one or more adjournments or postponements of the special meeting to a later date or time, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the proposal to adopt the Merger Agreement. The LCA board of directors fixed March 20, 2014 as the record date for the purpose of determining stockholders who are entitled to receive notice of, and to vote (in person or by proxy) at the special meeting.

The Company’s board of directors unanimously determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are in the best interests of the Company and its stockholders and unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER.

Litigation Related to the Merger

As previously disclosed on page 48 of the Proxy Statement (under the heading “Litigation Related to the Merger”), on February 28, 2014 Michael Blank, a stockholder of LCA, filed a putative class action lawsuit captioned Blank v. LCA Vision Inc., et al. (the “Blank Action”), No. A1401239, in the Court of Common Pleas in Hamilton County, Ohio, against the Company, members of its board of directors and management, PMI and Gatorade Acquisition Corp. ( the “Defendants”), alleging, among other things, breach of fiduciary duty and seeking, among other things, declaratory and injunctive relief. On March 11, 2014, an amended complaint was filed in the Blank Action.

Three additional lawsuits subsequently were filed in the Court of Common Pleas in Hamilton County, Ohio purporting to advance similar claims against the Defendants (or some combination thereof). See Lavella v. Woods, et al. (the “Lavella Action”), No. A1401252 (filed March 3, 2014); Beroff v. LCA Vision Inc., et al. (the “Beroff Action”), No. A1401509 (filed March 12, 2014); and Eccles v. LCA Vision, Inc., et al. (the “Eccles Action”), A1401673 (filed March 20, 2014).

By agreement of the parties, the Blank Action, the Lavella Action, the Beroff Action and the Eccles Action were consolidated on April 25, 2014, and are proceeding on a consolidated basis before the Honorable Steven Martin under the caption In re LCA-Vision Inc. Shareholder Litigation (the “Consolidated Action”). The law firm of Robbins Arroyo LLP was appointed Lead Counsel for Plaintiffs in the Consolidated Action. The law firms of Landskroner Grieco Merriman, LLC and Cummins & Brown LLC were appointed as Lead Liaison Counsel for Plaintiffs and Co-Liaison Counsel for Plaintiffs, respectively.

On or around March 25, 2014, Plaintiffs in the Consolidated Action and the LCA Defendants reached an agreement by which the LCA Defendants agreed to produce certain discovery to Plaintiffs on an expedited basis.

Two lawsuits were also filed in the Delaware Court of Chancery purporting to advance similar claims against the Defendants (or some combination thereof). See Wallis v. LCA-Vision Inc., et al (the “Wallis Action”), No. 9369 (filed February 19, 2014) and Smith v. LCA-Vision Inc. et al (the “Smith Action”), No. 9406 (filed February 28, 2014).

The Smith Action and the Wallis Action were consolidated by Vice Chancellor Laster on March 24, 2014, and are pending under the caption In re LCA-Vision Inc. Shareholder Litigation (the “Consolidated Delaware Action”); the law firms of Rigrodsky & Long, P.A. and Kahn Swick & Foti, LLC were appointed Co-Lead Counsel for the Delaware Plaintiffs in the Consolidated Delaware Action; and the law firm of Rigrodsky & Long, P.A was appointed as Liaison Counsel for the Delaware Plaintiffs.

On April 22, 2014, Plaintiffs in the Consolidated Action filed a motion for an expedited hearing on their motion for a preliminary injunction to restrain the holding of the special meeting and the consummation of the Merger. The hearing was scheduled to be held on May 5, 2014.

On April 29, 2014, lead counsel for Plaintiffs in the Consolidated Action, on behalf of all counsel in the Consolidated Action, agreed to withdraw their motion for preliminary injunction and, together with Co-Lead Counsel in the Delaware Action, agreed not to seek to enjoin the stockholder vote or the consummation of the Merger, in return for the Company’s agreement to make certain supplemental disclosures related to the Merger, all of which are set forth below. This agreement will not affect the amount of merger consideration that LCA stockholders will be entitled to receive in the Merger or any other terms of the Merger Agreement as described in the Proxy Statement.

The Defendants deny all fault or liability and deny that they have committed any of the unlawful or wrongful acts alleged in the Consolidated Action or otherwise in relation to the Merger, the Merger Agreement, or any of the events/actions related thereto, and specifically deny that any further disclosure is required to supplement the Proxy Statement under any applicable rule, statute, regulation or law. The Defendants have agreed to provide the supplemental disclosures solely to minimize the cost of defending the litigation described above and to permit the special meeting and stockholder vote to proceed without delay. There can be no assurance that the Merger will be consummated, that the parties to the litigation will enter into a stipulation of settlement that the court will approve, or as to the outcome of the litigation if the court does not approve a settlement.

Additional Disclosures

Set forth below are the additional or amended disclosures described above. These additional disclosures and amended disclosures should be read in conjunction with the Proxy Statement, which the Company urges you to read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement. Without admitting in any way that any of the disclosures below are material or required by the federal securities laws, state fiduciary laws, or any other applicable rule, statute, regulation or law, the Company makes the following additional disclosures:

Supplemental Disclosure No. 1

On page 21 of the Proxy Statement, the discussion in the third full paragraph with respect to the new employment agreements between PhotoMedex and the Company’s executive officers is hereby supplemented and restated with the following:

“Also during this period, PhotoMedex negotiated employment agreements between PhotoMedex and the four executive officers of the Company, which agreements will become effective upon the closing of the merger, and will supersede the executive officers' respective employment agreements with LCA. See ‘The Merger—Interests of LCA’s Directors and Executive Officers in the Merger’ for a description of the material terms of these employment agreements. The Company’s counsel did not represent the executive officers in the conduct of these negotiations, nor did the LCA board of directors exercise formal supervision of Company management with respect to the course of those negotiations. At times during the process, when Company management was providing information to PhotoMedex in connection with the due diligence process contemporaneously with negotiating their employment agreements, a member of the LCA board of directors noted that Mr. Celebrezze faced a potential conflict-of-interest in light of his future employment with PhotoMedex and, as a consequence, could be over-accommodating to PhotoMedex in the diligence process. The Chairman of the LCA board cautioned Mr. Celebrezze about the potential conflict and the importance of avoiding any suggestion of impropriety. The LCA board of directors discussed this concern, and ultimately concluded that because Mr. Celebrezze’s duties did not include negotiating any of the substantive terms of the merger agreement, and because he was not a director and thus would not be asked to vote on a transaction, any potential or actual conflict of interest would not have a negative impact on the process.”

Supplemental Disclosure No. 2

On page 22 of the Proxy Statement, the discussion in the first full paragraph of the decision by the LCA board of directors to retain Cain Brothers to render a fairness opinion is hereby supplemented and restated with the following:

“In response to prior communications from Mr. Woods, the LCA board of directors then discussed retention of a financial adviser to render an opinion to the LCA board of directors as to the fairness, from a financial point of view, of the proposed merger to the stockholders of the Company. The LCA board discussed whether the Company should obtain a fairness opinion and, upon advice of counsel and after due consideration, the LCA board of directors determined it would be advisable, in the performance of its fiduciary duties, to obtain a fairness opinion. The LCA board of directors then discussed whether Cain Brothers or another firm should be retained for this purpose. The board noted that Cain Brothers might face a conflict of interest because a substantial portion of Cain Brothers’ fee for acting as adviser to the Company was conditioned upon the consummation of a transaction. Certain directors also noted that Cain Brothers had communicated that the proposed merger consideration compared favorably to valuation analyses performed in its role as financial advisor. The LCA board of directors noted that two other advisors had been considered as candidates to provide a fairness opinion, but that each candidate considered either had a potential conflict of interest or would demand a fee for offering a fairness opinion greatly in excess of the amount that Cain Brothers would be paid for offering its fairness opinion. After deliberation, the LCA board of directors decided to retain Cain Brothers based on, among other things, Cain Brothers’ familiarity with the Company, the amount of its proposed fee and its undertaking to provide its opinion in a timely manner. In making this decision, the LCA board of directors determined, upon advice of counsel, that, assuming appropriate disclosure of the Cain Brothers’ fee and the circumstances of its retention in the proxy statement, these potential or actual conflicts of interest did not prevent the LCA board of directors from relying upon Cain Brothers’ opinion.”

Supplemental Disclosure No. 3

The following disclosure supplements and restates the first full paragraph on page 19 of the Proxy Statement, which is under the heading “Background of the Merger.”

“The LCA board of directors met as regularly scheduled on August 21-22, 2013 to consider further PhotoMedex’s indication of interest and other matters. A representative of Cain Brothers presented Cain Brothers’ analysis of the terms proposed by PhotoMedex, an assessment of the proposed valuation of the Company relative to market benchmarks and other analyses, a discussion of the viability of the Company’s pursuing an acquisition strategy as an alternative, and a review of other potential purchasers, alternative strategies, and process and tactical considerations for negotiations with PhotoMedex. The alternative strategies reviewed by Cain Brothers with the LCA board of directors concerned potential combinations with other strategic partners. The LCA board of directors proceeded to meet in executive session with Cain Brothers and, after extensive discussion, directed Cain Brothers to advise PhotoMedex’s financial advisor that the consideration proposed by PhotoMedex was inadequate.”

Supplemental Disclosure No. 4

The following disclosure supplements the information on page 23 of the Proxy Statement.

“As part of its role as financial advisor, Cain Brothers compiled preliminary estimates of potential transaction synergies. Synergy estimates used for purposes of this analysis included $10 million of EBITDA synergies in 2014 and $36.7 million of EBITDA synergies in 2015. These synergy estimates were based primarily on an incremental contribution of PhotoMedex XTRAC services at LCA locations as well as cost savings anticipated from reduced corporate expenses, elimination of public filing costs, and other marketing synergies between the combined companies.”

Supplemental Disclosure No. 5

On page 30 of the Proxy Statement, the discussion of the factors considered by the LCA board of directors in reaching its determination to approve and recommend the merger is hereby supplemented with the following:

“The LCA board of directors reviewed both the base case financial projections described in ‘Certain Company Forecasts’ beginning on page 40 and ‘Growth Case’ financial projections prepared by LCA management in the ordinary course of business in August 2013. The ‘Growth Case’ projections were based on the assumptions that the LASIK industry volume would grow at 6% per year, LCA would grow same store revenue at 10% per year, 22 new vision centers would be added over the five-year period, and refractive lens and cataract services would be expanded from nine vision centers to 34 vision centers.

“The following table sets forth projected financial information for LCA for 2014 through 2017 as set forth in the ‘Growth Case’:

	2014F	2015P	2016P	2017P

Revenue	$105.0	$132.1	$164.4	$193.1

Operating Income (EBIT)	0.5	6.3	13.4	21.4

EBITDA	3.3	10.3	18.3	26.9

Net Income	1.3	7.1	14.1	22.1

Diluted Earnings per Share	$0.07	$0.37	$0.73	$1.15

Adjusted EBIT	$0.6	$6.3	$13.4	$21.4
(-) tax expense	0.3	2.5	5.4	8.6
(+) stock based compensation	1.2	1.1	1.1	1.1
(+) depreciation & amortization	2.0	3.1	4.0	4.6
(+) decrease in working capital	0.3	1.3	0.6	0.9
(-) capital expenditures	(3.8)	(6.7)	(6.8)	(2.0)
Unlevered Cash Flow	$0.1	$2.5	$6.9	$17.5

“Cain Brothers presented to the LCA board during the course of negotiations with PhotoMedex certain discounted cash flow analyses based in part on the above projections and that utilized various terminal multiples and discount rates. Certain of these financial analyses yielded a per share value range of $6.30 to $8.16 per share for assumed discount rates of 12.5% to 17.5% and terminal EBITDA multiples of 6.0x to 7.0x.

“In later reaching its determination to approve and recommend the Merger, the LCA board of directors substantially discounted the future results projected in the ‘Growth Case’ based on the LCA board’s view that it was unlikely that all of the assumptions upon which the ‘Growth Case’ were based would be fulfilled.”

The following disclosure supplements and restates the fourth full paragraph on page 28 of the Proxy Statement, which is under the heading “Opinion of Independent Financial Advisor.”

“With respect to the financial projections supplied by LCA to Cain Brothers, Cain Brothers was advised by LCA, and assumed, that such projections were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of LCA’s senior management as to the future competitive, operating and regulatory environments and related financial performance of LCA, and that such projections would be realized in the amounts and in the time periods currently estimated and that additional capital contemplated by the projections would be available. Cain Brothers discussed such projections and estimates, and the assumptions on which they were based, with LCA’s senior management, but Cain Brothers assumed no responsibility for and expressed no view as to such projections or estimates or the assumptions on which they were based. In addition, Cain Brothers assumed that the historical financial statements of LCA were prepared and fairly presented in accordance with U.S. generally accepted accounting principles consistently applied. Cain Brothers received but did not utilize the ‘Growth Case’ financial projections prepared by LCA’s management (see ‘Certain Company Forecasts’ beginning on page 40) in its financial analyses in connection with providing its opinion because Cain Brothers considered the assumptions underlying the ‘Growth Case’ projections to be inconsistent with the current trends being experienced by both LCA and the overall LASIK industry.”

Supplemental Disclosure No. 6

The following disclosure supplements and restates the third full paragraph on page 31 of the Proxy Statement, which is under the heading “Opinion of Independent Financial Advisor -- Precedent Transactions Analysis.”

“Cain Brothers selected the transactions for analysis based upon its professional judgment and experience. Specifically, Cain Brothers selected these transactions because each of the target companies in the selected transactions had a business model, financial profile, and/or source of revenue or reimbursement model that for purposes of analysis may be considered similar to that of LCA. Although Cain Brothers used these companies for comparative purposes, no company, business or transaction used in this analysis is identical to LCA or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which LCA and the merger were compared.”

Supplemental Disclosure No. 7

The following disclosure supplements and replaces the “Discounted Cash Flow Analysis” section on page 30 of the Proxy Statement, which is under the heading “Opinion of Independent Financial Advisor -- Discounted Cash Flow Analysis.”

“Cain Brothers performed a discounted cash flow analysis based on financial projections provided by LCA’s senior management for the fiscal years ended December 31, 2014 through December 31, 2017. A discounted cash flow analysis is a method of valuing an asset using estimates of the future unlevered after-tax free cash flows generated by this asset and taking into consideration the time value of money with respect to those future cash flows by calculating their ‘present value.’ The ‘unlevered after-tax free cash flows’ refers to a calculation of the future cash flows of an asset without including in such calculation any debt servicing costs. ‘Present value’ refers to the current value of one or more future cash payments from the asset, which is referred to as that asset’s cash flows, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risks, the opportunity cost of capital and other appropriate factors. The “terminal value” of an asset is its anticipated value on a certain date in the future.

“Cain Brothers used its professional judgment and experience to determine the appropriate inputs into its discounted cash flow analysis. Cain Brothers estimated a range of equity values for LCA common stock based upon (i) the net present value of the projected stand-alone unlevered after-tax free cash flows of LCA for the fiscal years ended December 31, 2014 through December 31, 2017, (ii) an estimated terminal value of LCA as of December 31, 2017, based upon multiples of EBITDA ranging from 6.0x to 8.0x, which in Cain Brothers’ judgment was consistent with healthcare services companies of a similar nature operating in the industry, (iii) $28.7 million in cash, $6.6 million in insurance reserves and $1.9 million in third-party debt at December 31, 2013 and (iv) LCA’s federal net operating loss carry-forwards (‘NOLs’). The unlevered free cash flow for each year was calculated from financial projections prepared by LCA’s management by taking operating income, less taxes, plus depreciation and amortization, less capital expenditures, plus/less changes in net working capital. The after-tax free cash flows, terminal values and federal NOLs were then discounted to present value (at December 31, 2013) using discount rates ranging from 17% to 21%, which were derived from an analysis of LCA’s weighted average cost of capital (‘WACC’), after adjusting upward to account for microcap company premiums as provided by the 2013 Ibbotson Risk Premia Over Time Report, which Cain Brothers in its judgment and experience deemed to be appropriate, and inherent business risk relative to LCA. In deriving LCA’s WACC, Cain Brothers calculated Beta, a measure of volatility of selected companies relative to the broader stock market in general, with reference to certain selected comparable publicly traded unprofitable companies that in its judgment most closely represented the financial profile of LCA. The target debt-to-total capitalization ratio utilized in deriving LCA’s WACC was estimated based on LCA’s debt-to-capitalization ratio as of February 10, 2013, due to LCA’s limited borrowing capacity relative to the overall industry. For purposes of the discounted cash flow analysis, Cain Brothers assumed the use of LCA’s existing federal NOLs balance of $46.8 million as of December 31, 2013, to offset LCA’s annual estimated tax liability in calendar years 2014-2017 and included the present value of the federal NOLs available after 2017, in the calculation of total enterprise value.  Cain Brothers estimated that the present value of the federal NOLs balance as of December 31, 2017, was approximately $4.0 million. Stock-based compensation was treated as a cash expense for purposes of the discounted cash flow analysis based upon the dilutive nature and economic value of the stock issued to employees as compensation.

“The discounted cash flow analysis indicated an approximate implied per share equity value reference range for LCA of $3.48 to $4.50 per share, as compared to the merger consideration of $5.37 per share.

“The discounted cash flow analysis does not necessarily indicate actual values or actual future results. The range of discount rates applied was based upon several factors, including Cain Brothers’ experience and knowledge of LCA and the industry in which LCA operates, the business risks associated with LCA and the overall interest rate environment as of February 10, 2014. Discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent on the numerous estimates and assumptions that must be made, including earnings growth rates, terminal values and discount rates.”

Supplemental Disclosure No. 8

The following disclosure supplements and replaces the chart on page 31 of the Proxy Statement titled “Selected Healthcare Companies,” which is under the heading “Opinion of Independent Financial Advisor -- Selected Public Company Trading Analysis.”

Selected Healthcare Companies

Company	EV / LTM(1)	EV / CY 14E	EV / CY 15E
Birner Dental Management Services, Inc.	NM	NA	NA
Cross Country Healthcare, Inc.	0.62x	0.62x	0.58x
Digirad, Corporation	0.79x	NA	NA
PDI, Inc.	0.19x	0.17x	0.14x
PhotoMedex, Inc.	1.03x	0.95x	0.87x
Steiner Leisure, Ltd.	0.89x	0.83x	0.74x
Town Sports International Holdings, Inc.	1.08x	1.07x	NA
Vision Eye Institute Limited	1.28x	1.41	NA

(1) NM means that the calculation did not result in a meaningful input. NA means the information was not available. EV means Enterprise Value. CY means Calendar Year.

The following disclosure supplements and replaces the last paragraph on page 31 of the Proxy Statement titled “Selected Healthcare Companies,” which is under the heading “Opinion of Independent Financial Advisor -- Selected Public Company Trading Analysis.”

“Using financial data of the selected healthcare companies obtained from publicly available research analysts’ estimates, public filings and other publicly available information, Cain Brothers reviewed, among other things, the enterprise value of each of the selected healthcare companies, calculated as equity value based on the closing stock prices on February 10, 2014, plus debt, less cash and other adjustments, as a multiple of estimated revenue for calendar year 2013. Although Cain Brothers would typically assess multiples of EBITDA and/or net income, given LCA’s operating losses, Cain Brothers utilized only multiples of LTM revenue for comparative purposes in this analysis. The overall mean and median for the last twelve month period revenue multiples observed for the selected healthcare companies were 0.84x and 0.89x, respectively, which were used in calculating the implied per-share equity value reference range for LCA. Additional information presented in the table above is for informational purposes only.”

Supplemental Disclosure No. 9

The following disclosure supplements and restates the third full paragraph on page 32 of the Proxy Statement, which is under the heading “Opinion of Independent Financial Advisor -- Future Value Analysis.”

“Cain Brothers performed an analysis of the present value of the projected future per-share stock price of LCA as of December 31, 2016, using a one-year forward price-to-earnings multiple on projected earnings for calendar year 2017 of $0.52 per share, based on financial projections prepared by LCA’s management. As part of this analysis, Cain Brothers assumed (i) a range of price-to-earnings multiples from 13.0x to 17.0x, which is consistent with the overall healthcare services sector based upon Cain Brothers’ experience and observation of different types of healthcare providers with business models comparable to LCA, and (ii) fully diluted shares outstanding of 19.2 million, based on the financial projections prepared by LCA’s management. LCA’s projected share price as of December 31, 2016, as calculated based on these assumptions, was then discounted to present value as of February 10, 2014, using discount rates ranging from 17% to 21%, which Cain Brothers derived from an analysis of LCA’s WACC, after adjusting upward to account for microcap company premiums as provided by the 2013 Ibbotson Risk Premia Over Time Report and inherent business risk relative to LCA.”

Forward-Looking Statements

Some portions of this Current Report and the Proxy Statement filed with the Securities and Exchange Commission as described herein, particularly those describing LCA’s strategies, operating expense reductions and business plans contain ''forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. These risks, uncertainties and other factors, including PhotoMedex’s ability to consummate the announced acquisition of LCA, unexpected costs or unexpected liabilities that may arise from the announced acquisition, and the general risks associated with the businesses of PhotoMedex and LCA described in the reports and other documents filed with the Securities and Exchange Commission, could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements. LCA cautions readers not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to LCA and are qualified in their entirety by this cautionary statement. LCA anticipates that subsequent events and developments may cause its views to change. The information contained in this report speaks as of the date hereof and LCA does not have or undertake any obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Participants in the Solicitation

LCA and its directors and officers may be deemed to be participants in the solicitation of proxies for the special meeting of LCA stockholders to be held on May 7, 2014 to approve the Merger. In connection with the proposed Merger, LCA has filed the Proxy Statement with the Securities and Exchange Commission. The stockholders of LCA are advised to read in full the Proxy Statement and other documents filed with the Securities and Exchange Commission in connection with the solicitation of proxies for the special meeting because these documents contain important information. The Proxy Statement was mailed on or about March 28, 2014 to stockholders of LCA as of March 20, 2014, the record date for voting on the merger.  The Proxy Statement can be obtained, without charge, at the Securities and Exchange Commission’s website at www.sec.gov.  In addition, the Proxy Statement and other documents relating to the special meeting may be obtained free of charge by directing a request to LCA at 7840 Montgomery Road, Cincinnati, Ohio 45236, Attn: Assistant Secretary, or (513) 792-9090.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCA-VISION INC.

/s/ Michael J. Celebrezze
Michael J. Celebrezze
Chief Executive Officer

Date: April 30, 2014